Exhibit 5.1

NMR&S Opinion Regarding Legality

                                 LAW OFFICES
                  Nelson Mullins Riley & Scarborough, L.L.P.
                  A REGISTERED LIMITED LIABILITY PARTNERSHIP

Neil E. Grayson       999 PEACHTREE STREET, N.E.            OTHER OFFICES:
(404) 817-6113             SUITE 1400                Charleston, South Carolina
Internet Address:      Atlanta, Georgia 30309        Charlotte, North Carolina
  NEG@nmrs.com          TELEPHONE (404) 817-6000     Columbia, South Carolina
                        FACSIMILE (404) 817-6050     Greenville, South Carolina
                             www.nmrs.com           Myrtle Beach, South Carolina
                                                       Raleigh, North Carolina
                                                   Winston-Salem, North Carolina

July 30, 2003

Tidelands Bancshares, Inc.
875 Lowcountry Boulevard
Mt. Pleasant, South Carolina   29464

         Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

        We have acted as counsel to Tidelands Bancshares, Inc. (the “Company”) in connection with the filing of a Registration Statement on Form SB-2 (the “Registration Statement”), under the Securities Act of 1933, covering the offering of up to 200,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share. In connection therewith, we have examined such corporate records, certificates of public officials, and other documents and records as we have considered necessary or proper for the purpose of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures, and the legal capacity and mental competence of natural persons.

        The opinions set forth herein are limited to the laws of the State of South Carolina and applicable federal laws.

        Based on the foregoing, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement (in the form declared effective by the Securities and Exchange Commission), will be legally issued, fully paid and nonassessable.

        This opinion is being rendered to be effective as of the effective date of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus contained in the Registration Statement.

NELSON MULLINS RILEY & SCARBOROUGH, LLP

By: /s/ Neil E. Grayson
Neil E. Grayson, A Partner